Exhibit 99.1

Contact:
David Joseph
VP, Corporate Communications & Strategy
Audible, Inc.
+1 (973) 837-2824
djoseph@audible.com

AUDIBLE ANNOUNCES SECOND QUARTER 2006 FINANCIAL RESULTS

- Company Reports Net Revenue of $19.1 Million -
- Reports GAAP EPS of ($0.09) and Non-GAAP EPS of ($0.03) -
- Achieves $1.7 million in free cash flow -

WAYNE, N.J., July 27, 2006 — Audible, Inc. (NASDAQ: ADBL; www.audible.com), the leading provider of spoken entertainment and information on the Internet, today announced financial results for the second quarter ended June 30, 2006.

Audible reported consolidated net revenue for the second quarter 2006 of $19.1 million, up 25% year over year; GAAP loss from operations of $2.9 million and non-GAAP loss from operations of $1.3 million, versus a non-GAAP loss from operations of $2.6 million in Q1-06. Non-GAAP figures exclude the impact of stock-based compensation expenses.

GAAP net loss in Q2-06 was $2.2 million, or $0.09 net loss per share. Non-GAAP net loss was $0.6 million, or $0.03 net loss per share.

Total AudibleListener® members acquired during the quarter was 65,200, representing growth of 25% year over year. At the end of Q2-06, the total number of AudibleListener members was 308,800, representing growth of 51% year over year, as churn declined by 120 basis points quarter over quarter to 3.4%.

“Q2 proved to be a very important quarter for Audible as we made substantial progress towards building an evermore data-driven organization that is committed to profitable growth, cost management and high quality operations,” stated Donald Katz, Chairman and CEO, Audible, Inc. “Perhaps the most important accomplishment during the quarter was the new leadership we added in key operating functions - most notably in marketing, merchandising, content acquisition and customer service. This new leadership, combined with our existing talent and the progress we are making in other critical areas of our business, is the foundation that will support our journey to very strong growth and profitability well into the future. 2006 continues to be a year of significant progress for Audible.”

Key Financial and Operating Metrics:

Consolidated Net Revenue: Consolidated net revenue totaled $19.1 million in Q2-06, a 25% increase over the $15.3 million reported in Q2-05.

Total Deferred Revenue: Total deferred revenue was $9.9 million at the end of Q2-06, a 15% increase over the $8.6 million reported at the end of Q1-06 and a 234% increase over the $3.0 million reported at the end of Q2-05.

New AudibleListener® Members:* New AudibleListener members totaled 65,200 in Q2-06, a 25% increase over 52,100 in Q2-05.

Total AudibleListener Members: AudibleListener members at the end of Q2-06 totaled 308,800, a 51% increase over 204,700 at the end of Q2-05.

Total New Customers: Total new customers, which includes new AudibleListener® members and other new customers, totaled 78,600 in Q2-06, a 9% increase over 72,300 in Q2-05.

GAAP Loss from Operations: GAAP loss from operations totaled $2.9 million in Q2-06, as compared to GAAP loss from operations of $3.7 million in Q1-06 and GAAP income from operations of $0.4 million in Q2-05.

Non-GAAP Loss from Operations: Non-GAAP loss from operations totaled $1.3 million in Q2-06, as compared to Non-GAAP loss from operations of $2.6 million in Q1-06 and Non-GAAP income from operations of $0.6 million in Q2-05.

GAAP Net Loss: GAAP net loss totaled $2.2 million, or $0.09 net loss per share in Q2-06.

Non-GAAP Net Loss: Non-GAAP net loss totaled $0.6 million, or $0.03 net loss per share in Q2-06.

Operating Cash Flow: operating cash flow totaled $2.0 million in Q2-06.

Free Cash Flow: free cash flow totaled $1.7 million in Q2-06.

Cash, Cash Equivalents and Short-Term Investments: Audible’s cash, cash equivalents and short-term investments totaled $60.5 million at the end of Q2-06.

* See page 8 for detailed disclosure of historical AudibleListener membership metrics

Conference Call

Senior management will host an investor teleconference at 5:00 p.m. EDT today, to discuss second quarter results as well as related financial and operational developments. A live webcast of the conference call is available at www.audible.com/ir for audio streaming access to the call. To participate in the call, the dial-in number is (800) 967-7141 or +1(719) 457-2630. The confirmation code is 4100042.

To sign up for the podcast of the earnings call through Audible Wordcast, please go to the Webcast & Presentation section of Audible’s Investor Relations Web site (www.audible.com/ir).

Non-GAAP Measures

To supplement the company’s consolidated financial statements presented in accordance with GAAP, Audible uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP income (loss) from operations, non-GAAP net (loss) income, and non-GAAP net (loss) income per share. Non-GAAP figures exclude the impact of employee stock-based compensation expenses. Audible’s reference to these measures should be considered in addition to results that are prepared under U.S. GAAP but should not be considered a substitute for results that are presented in accordance with GAAP.

These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future and provide further information for comparative information due to the adoption of the new accounting standard FAS 123(R) on January 1, 2006. The company believes the non-GAAP measures provide useful information to both management and investors by excluding the non-cash impact of employee stock-based compensation expenses, which may not be indicative of the company’s core operating results and business outlook.

Additionally, management believes that free cash flow, a non-GAAP measure, is a useful measure of liquidity because it includes cash provided by operating activities as well as the impact of cash used for investment in property and equipment and capitalized software development costs.

Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the financial table included on pages 5.

About Audible, Inc.

Audible (www.audible.com) is the leading provider of spoken entertainment and information on the Internet. Content from Audible is downloaded and played back on personal computers, CDs, or AudibleReady® computer-based mobile devices. Audible has 105,000 hours of audio programming from 334 content partners, including leading audiobook publishers, broadcasters, entertainers, magazine and newspaper publishers, and business information providers. Audible.com is the Apple iTunes Music Store's preeminent provider of spoken products for downloading or streaming via the Web. Among Audible's other key business relationships are Bookspan, Creative Labs, Dell, iriver, Microsoft, Palm, SanDisk, Texas Instruments, and XM Satellite Radio.

Audible, www.audible.com, www.audible.co.uk, AudibleListener, and AudibleReady are registered trademarks of Audible, Inc. and all are part of the family of Audible, Inc. trademarks. Other product or service names mentioned herein are the trademarks of their respective owners.

This press release contains information about Audible, Inc. that is not historical fact and may be deemed to contain forward-looking statements about the company. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, Audible's limited operating history, history of losses, uncertain market for its services, and its inability to license or produce compelling audio content and other risks and uncertainties detailed in the company's Securities and Exchange Commission filings.

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(Unaudited)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005

Revenue, net:
Content and services:
Consumer content	$18,835	$19,281	$15,159	$38,116	$27,997
Point of sale rebates	(126)	(167)	(231)	(293)	(587)
Services	26	33	21	59	40
Total content and services	18,735	19,147	14,949	37,882	27,450
Hardware	85	125	86	210	190
Related party revenue	257	373	259	630	533
Other	64	70	4	134	29
Total revenue, net	19,141	19,715	15,298	38,856	28,202

Operating expenses:
Cost of content and services revenue:
Royalties and other content charges	7,720	7,983	5,414	15,703	9,567
Discount certificate rebates	305	298	363	603	964
Total cost of content and services revenue	8,025	8,281	5,777	16,306	10,531
Cost of hardware revenue	206	675	301	881	595
Cost of related party revenue	42	158	44	200	74
Operations	2,861	3,102	2,275	5,963	4,122
Technology and development	4,484	3,694	1,843	8,178	3,468
Marketing	3,573	4,301	2,935	7,874	5,195
General and administrative	2,843	3,201	1,689	6,044	3,225
Total operating expenses	22,034	23,412	14,864	45,446	27,210

(Loss) income from operations	(2,893)	(3,697)	434	(6,590)	992

Other income (expense):
Interest income	714	660	456	1,374	870
Interest expense	-	-	-	-	(1)
Other income, net	714	660	456	1,374	869

(Loss) income before income taxes	(2,179)	(3,037)	890	(5,216)	1,861

Income tax expense	(3)	(3)	(67)	(6)	(148)

Net (loss) income	$(2,182)	$(3,040)	$823	$(5,222)	$ $ 1,713

Basic net (loss) income per common share	$(0.09)	$(0.12)	$0.03	$(0.21)	$0.07

Basic weighted average common shares outstanding	24,501,629	24,481,751	24,169,396	24,491,745	24,089,237

Diluted net (loss) income per common share	$(0.09)	$(0.12)	$0.03	$(0.21)	$0.07

Diluted weighted average common shares outstanding	24,501,629	24,481,751	25,987,000	24,491,745	26,052,104

AUDIBLE INC. AND SUBSIDIARY
NON-GAAP INFORMATION
(in thousands, except share and per share amounts)
(Unaudited)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30
	2006	2006	2005	2006	2005

Stock-based compensation included in expense line items:
Operations	$300	$143	$37	$443	$55
Technology and development	287	131	2	418	4
Marketing	321	204	10	525	13
General and administrative	655	616	86	1,271	100
	$1,563	$1,094	$135	$2,657	$172

Reconciliation to Non-GAAP Financial Measures (unaudited)
(Loss) income from operations	$(2,893)	$(3,697)	$434	$(6,590)	$992
Add back:
Stock-based compensation	1,563	1,094	135	2,657	172
Non-GAAP (loss) income from operations	$(1,330)	$(2,603)	$569	$(3,933)	$1,164

Reconciliation to Non-GAAP Financial Measures (unaudited)
Net (loss) income	$(2,182)	$(3,040)	$823	$(5,222)	$1,713
Add back:
Stock-based compensation	1,563	1,094	135	2,657	172
Non-GAAP net (loss) income	$(619)	$(1,946)	$958	$(2,565)	$1,885

Non-GAAP net (loss) income per share
Basic	$(0.03)	$(0.08)	$0.04	$(0.10)	$0.08
Diluted	$(0.03)	$(0.08)	$0.04	$(0.10)	$0.08

Weighted average common shares outstanding
Basic	24,501,629	24,481,751	24,169,396	24,491,745	24,089,237
Diluted	24,501,629	24,481,751	25,987,000	24,491,745	26,052,104

Reconciliation to Non-GAAP Financial Measures (unaudited)
Net provided by (used in) operating activities	$1,994	$(3,646)	$1,674	$(1,651)	$5,179
Purchases of property and equipment and capital lease payments	(257)	(3,716)	(1,254)	(3,973)	(1,838)
Capitalized software development costs	(56)	(198)	--	(254)	--
Non-GAAP free cash flow	$1,681	$(7,560)	$420	$(5,878)	$3,341

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	June 30,	December 31,
Assets	2006	2005
	(unaudited)

Current Assets:
Cash and cash equivalents	$10,707	$11,549
Short-term investments	49,834	55,616
Interest receivable on short-term investments	495	428
Accounts receivable, net of allowance	1,930	2,337
Accounts receivable, related parties	607	594
Royalty advances	431	471
Prepaid expenses and other current assets	1,696	899
Inventory	801	498
Total current assets	66,501	72,392

Property and equipment, net	10,001	8,159
Other assets	935	114

Total Assets	$77,437	$80,665

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$2,698	$4,750
Accrued expenses	3,633	4,802
Accrued royalties	5,111	5,104
Accrued compensation	1,297	868
Deferred revenue, current	9,639	6,459
Total current liabilities	22,378	21,983

Deferred revenue, non current	271	99
Royalty obligations, non current	172	188

Commitments and contingencies

Stockholders' Equity:
Common stock	244	243
Additional paid-in capital	190,324	192,547
Deferred compensation	-	(3,696)
Accumulated other comprehensive (loss) income	(16)	15
Accumulated deficit	(135,936)	(130,714)
Total Stockholders' Equity	54,616	58,395

Total Liabilities and Stockholders' Equity	$77,437	$80,665

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005

Cash flows from operating activities:
Net (loss) income	$(2,182)	$823	$(5,222)	$1,713
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,263	238	2,385	377
Non-cash stock-based compensation charge	1,563	135	2,657	172
Accretion of discounts on short-term investments	(219)	(325)	(449)	(626)
Income tax effect from exercise of stock options	-	125	-	147
Changes in assets and liabilities:
Interest receivable on short-term investments	(102)	(125)	(67)	(76)
Accounts receivable, net	991	(549)	409	(690)
Accounts receivable, related parties	(10)	104	(13)	42
Royalty advances	29	(191)	40	(255)
Prepaid expenses and other current assets	286	(505)	(797)	(264)
Inventory	(524)	223	(301)	243
Other assets	(47)	-	(821)	(11)
Accounts payable	356	(480)	(2,057)	627
Accrued expenses	(707)	733	(1,189)	933
Accrued royalties	(7)	877	-	2,059
Accrued compensation	32	201	425	275
Deferred revenue	1,273	390	3,349	513
Net cash provided by (used in) operating activities	1,995	1,674	(1,651)	5,179

Cash flows from investing activities:
Purchases of property and equipment	(257)	(1,254)	(3,973)	(1,717)
Capitalized software development costs	(56)	-	(254)	-
Purchases of short-term investments	(20,605)	(20,933)	(35,569)	(32,649)
Proceeds from maturity of short-term investments	17,300	21,000	41,800	26,000
Net cash (used in) provided investing activities	(3,618)	(1,187)	2,004	(8,366)

Cash flows from financing activities:
Proceeds from exercise of common stock options	203	229	354	295
Proceeds from exercise of common stock warrants	-	317	750	590
Principal payments made on capital lease obligations	-	-	-	(121)
Repurchase of treasury stock at cost	(1,927)	-	(2,287)	-
Net cash (used in) provided by financing activities	(1,724)	546	(1,183)	764

Effect of exchange rate changes on cash and cash equivalents	(7)	14	(12)	14

(Decrease) increase in cash and cash equivalents	(3,354)	1,047	(842)	(2,409)

Cash and cash equivalents at beginning of period	14,061	9,840	11,549	13,296
Cash and cash equivalents at end of period	$10,707	$10,887	$10,707	$10,887

AUDIBLE INC. AND SUBSIDIARY
UNAUDITED SUPPLEMENTAL OPERATING DATA
(Numbers in thousands)
New AudibleListener Membership Reporting:	Q2 2004	Q3 2004	Q4 2004	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Q1 2006	Q2 2006
Total AudibleListener® Members[1]	115	132	157	186	205	224	245	279	309
Year-over-year	--	--	--	77%	77%	70%	56%	50%	51%
Quarter-over-quarter	10%	14%	20%	18%	10%	9%	10%	14%	11%
New AudibleListener® Members[2]	22	29	39	54	52	60	62	79	65
Year-over-year	--	--	--	143%	141%	104%	58%	46%	25%
Quarter-over-quarter	-2%	35%	34%	37%	-3%	15%	4%	26%	-17%
Average Monthly Churn in AudibleListener® Members[3]	3.0%	3.0%	2.6%	4.0%	4.7%	5.1%	4.8%	4.6%	3.4%
Cost per New AL	$64	$62	$64	$52	$58	$58	$95	$52	$45
(1) Total number of AudibleListener® members at the end of the period.
(2) Total number of new AudibleListener® members added during the period. Members canceling and rejoining a membership within the same day are counted as one membership.
(3) Churn is defined as member cancellations in the period divided by the sum of members at the beginning of the period plus gross member adds, divided by three months.